Exhibit 4.16
EXECUTION COPY
CAPITAL ONE MASTER TRUST THIRD AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT, dated as of March 17, 2023 (this “Amendment”), to the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002, January 13, 2006, July 1, 2007 and March 17, 2016, and as further amended by the First Amendment thereto, dated as of January 27, 2017, and the Second Amendment thereto, dated as of October 1, 2022 (as so amended and restated, the “Agreement”), is entered into among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), as Servicer (the “Servicer”), CAPITAL ONE FUNDING, LLC, a Virginia limited liability company (“Funding”), as Transferor (the “Transferor”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BNYM”), as Trustee (the “Trustee”).

RECITALS

WHEREAS, CONA, as Servicer, Funding, as Transferor, and BNYM, as Trustee have previously entered into the Agreement; and

WHEREAS, pursuant to Section 13.01 of the Agreement, the parties hereto desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

ARTICLE I
AMENDMENTS

SECTION 1.1    Amendments to the Agreement. Each party to the Agreement hereby agrees that the Agreement shall be amended as follows:

(a)    by deleting in Section 12.01 the reference to “September 1, 2030” and replacing it with “September 1, 2051”;

(b)    by deleting in Exhibit A the reference to “September 1, 2030” and replacing it with “[_________ ___], [____]”;

(c)    by deleting in Exhibit H-2 the text of Paragraph 1, and renumbering Paragraph 2 as Paragraph 1; and

(d)    by deleting in Exhibit H-2 the reference to “Pooling and Services Agreement” in the paragraph renumbered as Paragraph 1 pursuant to subsection 1.1(c) hereof and replacing it with “Pooling and Servicing Agreement”.

ARTICLE II
CONDITIONS PRECEDENT

SECTION 2.1    Conditions to Effectiveness. The amendments provided for by this Amendment shall become effective upon satisfaction of the following conditions:

(a)    delivery of an Opinion of Counsel, from Funding to the Trustee and any Series Enhancer, to the effect specified in Exhibit H-1 of the Agreement pursuant to Subsection 13.02(d) of the Agreement;

(b)    delivery of written confirmation to CONA and Funding from each Rating Agency that this Amendment will not have a Ratings Effect, and copies of such confirmation to the Trustee, delivered pursuant to Subsection 13.01(a) of the Agreement;

(c)    delivery of an Officer’s Certificate, from Funding to the Trustee and each provider of Series Enhancement, stating that Funding reasonably believes that this Amendment will not, based on the facts known to such officer at the time of such certification, have a material adverse effect and is not reasonably expected to have an Adverse Effect at any time in the future, on the interests of the Certificateholders; and

(d)    delivery of counterparts of this Amendment, duly executed by the parties hereto.

ARTICLE III
MISCELLANEOUS

SECTION 3.1    Waiver of Notice. Notwithstanding anything to the contrary set forth in the Agreement, each of the undersigned parties hereby waives any notice or other timing requirements with respect to and gives its consent to the amendments provided for herein.

SECTION 3.2    Ratification of Agreement. Except as specifically amended, modified or supplemented by this Amendment, the Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. Each of the parties to the Agreement agrees to be bound by the terms of the obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

SECTION 3.3    Counterparts. This Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which, when executed, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. The words “executed,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signature pages, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 3.4    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.5    Trustee. The Trustee shall not be responsible for the validity or sufficiency of this Amendment nor for the recitals herein. The parties hereto agree that the Trustee shall be afforded all the rights, privileges, protections, immunities and indemnities provided to it under the Agreement.

SECTION 3.6    Defined Terms and Section References. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Agreement. All Section or Subsection references herein shall mean Sections or Subsections in the Agreement, except as otherwise provided herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the date first above written.

CAPITAL ONE, NATIONAL ASSOCIATION,
as Servicer

By: /s/ Franco E. Harris
Name: Franco E. Harris
Title: Managing Vice President,
Treasury Capital Markets

CAPITAL ONE FUNDING, LLC, as Transferor

By: /s/ Eric. D. Bauder
Name: Eric D. Bauder
Title: Assistant Vice President

THE BANK OF NEW YORK MELLON,
not in its individual capacity but solely as Trustee

By: /s/ Esther Antoine
Name: Esther Antoine
Title: Vice President